Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Big Clix, Corp.

(A development stage company)

Fairfax, California

We hereby consent to the inclusion in this form 10-K/A Amendment No. 1, Annual Report pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 of our report dated July 26, 2012 relating to the financial statements of Big Clix, Corp. as of and for the year ended June 30, 2012.

/s/ ZS Consulting Group LLP

ZS Consulting Group LLP

Melville, New York

August 7, 2013

115 Broad Hollow Road, Suite 350     Melville, New York 11747

Tel: (516) 394-3344     Fax:  (516) 908-7867

www.zmscpas.com